SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                        _________________


                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                        _________________


                Date of Report: October 31, 2002
                (Date of earliest event reported)


                       TEMPLE-INLAND INC.
     (Exact Name of Registrant as Specified in its Charter)

      Delaware             001-08634             75-1903917
  (State or Other         (Commission           (IRS Employer
    Jurisdiction          File Number)       Identification No.)
 of Incorporation)



        1300 South MoPac Expressway, Austin, Texas 78746
            (Address of Principal Executive Offices)


                         (512) 434-5800
      (Registrant's telephone number, including area code)



                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Item 9.        Regulation FD Disclosure.

     On October 31, 2002, an article appeared in a local Rome, Georgia, newspaper, the Rome News-Tribune, containing erroneous information about the Company. Much of the erroneous information was attributed to the general manager of the Company's mill in Rome, Georgia, who is not authorized to make statements on behalf of the Company or its Board of Directors. The Board of Directors is not considering any significant capital expenditures at the Rome mill at this time. No projects of the nature described are being reviewed by the Board of Directors or are included in the Company's capital expenditure program for 2003. The Company has explored, and will continue to explore, various options to address capital needs and issues at all its facilities. The
Board of Directors from time to time holds meetings at or near
Company facilities, such as this regularly scheduled meeting of the Board held in Rome, Georgia.


                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TEMPLE-INLAND INC.


Date:  November 1, 2002       By:  /s/ M. Richard Warner
                                   Name:  M. Richard Warner
                                   Title: Vice President and
                                   Chief Administrative Officer